Exhibit 99.1

SGH Announces Exchange of $150.0 Million of its Existing 2.25% Convertible Senior Notes due 2026 for 2.000% Convertible Senior Notes due 2029 and Repurchase of Approximately 325,000 of its Ordinary Shares

MILPITAS, California—(BUSINESS WIRE)—January 19, 2023—SMART Global Holdings, Inc. (“SGH” or the “Company”) (NASDAQ: SGH) today announced that it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders, who are qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and institutional accredited investors, of its 2.25% convertible senior notes due 2026 (the “Existing Convertible Notes”). Pursuant to the Exchange Agreements, SGH will exchange $150.0 million in aggregate principal amount of the Existing Convertible Notes for (i) $150.0 million in aggregate principal amount of new 2.000% convertible senior notes due 2029 (the “New Convertible Notes”) and (ii) an aggregate of approximately $15.6 million in cash, with such cash payment representing the premium paid for the Existing Convertible Notes in excess of par value and accrued and unpaid interest on the Existing Convertible Notes (collectively, the “Exchange Transactions”). In connection with the Exchange Transactions, SGH also intends to repurchase approximately 325,000 of SGH’s outstanding ordinary shares for approximately $5.4 million (the “Ordinary Share Repurchase Transactions”). The Exchange Transactions are expected to settle on or about January 23, 2023, subject to customary closing conditions.

Upon completion of the Exchange Transactions, the aggregate principal amount of the Existing Convertible Notes outstanding will be $100.0 million, and the aggregate principal amount of the New Convertible Notes outstanding will be $150.0 million. SGH will not receive any cash proceeds from the issuance of the New Convertible Notes pursuant to the Exchange Transactions.

The New Convertible Notes will be senior, unsecured obligations of SGH and will accrue interest at a rate of 2.000% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2023. The New Convertible Notes will mature on February 1, 2029 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. Before August 1, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after August 1, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the Maturity Date. SGH will have the right to elect to settle conversions either entirely in cash or in a combination of cash and ordinary shares. However, upon conversion of any New Convertible Note, the conversion value, which will be determined over a period of multiple trading days, will be paid in cash up to at least the principal amount of the notes being converted. The initial conversion rate is 47.1059 ordinary shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $21.23 per ordinary share. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of $16.65 per ordinary share of SGH on January 18, 2023. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The New Convertible Notes will be redeemable, in whole or in part, for cash at SGH’s option at any time, and from time to time, on or after February 6, 2026 and on or before the fortieth (40th)

scheduled trading day immediately before the Maturity Date, but only if the last reported sale price per ordinary share exceeds 130% of the conversion price for a specified period of time. In addition, the New Convertible Notes will be redeemable, in whole and not in part, at SGH’s option at any time in connection with certain changes in tax law. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “Fundamental Change” (as defined in the indenture for the New Convertible Notes) occurs, then, subject to a limited exception, holders of the New Convertible Notes may require SGH to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the Exchange Transactions, SGH expects that holders of Existing Convertible Notes that participate in the Exchange Transactions will seek to sell SGH’s ordinary shares and/or enter into various derivative positions with respect to SGH’s ordinary shares to establish hedge positions with respect to the New Convertible Notes. This activity could decrease (or reduce the size of any increase in) the market price of SGH’s ordinary shares, the Existing Convertible Notes or the New Convertible Notes at that time. Additionally, the Ordinary Share Repurchase Transactions could increase (or reduce the size of any decrease in), the market price of SGH’s ordinary shares, the Existing Convertible Notes or the New Convertible Notes at that time.

In connection with issuing the Existing Convertible Notes, SGH entered into capped call transactions (the “Existing Capped Call Transactions”) with certain financial institutions (the “Existing Option Counterparties”). As part of the Exchange Transactions, SGH entered into agreements with the Existing Option Counterparties to terminate a portion of the Existing Capped Call Transactions in a notional amount corresponding to the amount of Existing Convertible Notes that will be exchanged. In connection with the terminations described in the foregoing sentence, SGH expects the Existing Option Counterparties or their respective affiliates to unwind a portion of their related hedge positions by selling ordinary shares concurrently with the pricing of the New Convertible Notes. This hedge unwind activity could decrease (or reduce the size of any increase in) the market price of SGH’s ordinary shares, the Existing Convertible Notes or the New Convertible Notes at that time.

In connection with the pricing of the New Convertible Notes, SGH entered into privately negotiated capped call transactions (the “New Capped Call Transactions”) with certain financial institutions (the “New Option Counterparties”). The New Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the New Convertible Notes, the number of ordinary shares of SGH underlying the New Convertible Notes.

The cap price of the New Capped Call Transactions will initially be $29.1375 per share, which represents a premium of 75.0% over the last reported sale price of SGH’s ordinary shares of $16.65 per share on January 18, 2023, and is subject to certain adjustments under the terms of the New Capped Call Transactions.

The New Capped Call Transactions are expected generally to reduce the potential dilution to SGH’s ordinary shares upon any conversion of the New Convertible Notes and/or offset any potential cash payments SGH is required to make in excess of the principal amount of converted New Convertible Notes, as the case may be, upon conversion of the New Convertible Notes. If, however, the market price per ordinary share, as measured under the terms of the New Capped Call Transactions, exceeds the cap price of the New Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the New Capped Call Transactions.

In connection with establishing their initial hedges of the New Capped Call Transactions, SGH expects certain of the New Option Counterparties or their respective affiliates to purchase ordinary shares concurrently with the pricing of the New Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of SGH’s ordinary shares, the Existing Convertible Notes or the New Convertible Notes at that time.

In addition, the New Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SGH’s ordinary shares and/or purchasing or selling SGH’s ordinary shares or other securities in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the New Convertible Notes (and are likely to do so during any observation period related to a conversion of the New Convertible Notes). This activity could also cause or avoid an increase or decrease in the market price of SGH’s ordinary shares or the New Convertible Notes, which could affect the ability to convert the New Convertible Notes, and, to the extent the activity occurs during any observation period related to a conversion of New Convertible Notes, it could affect the value of the consideration that noteholders will receive upon conversion of the New Convertible Notes.

The Exchange Transactions and any ordinary shares issuable upon conversion of the New Convertible Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the New Convertible Notes and any such ordinary shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes or any ordinary shares issuable upon conversion of the New Convertible Notes, nor will there be any sale of the New Convertible Notes or any such ordinary shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About SMART Global Holdings – SGH

At SGH, our companies are united by a drive to raise the bar, execute with discipline and focus on what’s next for the technologies that support and advance the world. Across computing, memory and LED lighting solutions, we build long-term strategic partnerships with our customers.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the Exchange Transactions, the Ordinary Share Repurchase Transactions and the

effects of entering into the New Capped Call Transactions described above. Forward-looking statements represent SGH’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the Exchange Transactions and risks relating to SGH’s business, including those described in periodic reports that SGH files from time to time with the SEC. SGH may not consummate the Exchange Transactions described in this press release. The forward-looking statements included in this press release speak only as of the date of this press release, and SGH does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investor Contact:

Suzanne Schmidt

Investor Relations

+1-510-360-8596

ir@sghcorp.com